UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. 1)

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission
Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

BTCS Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

$_____ per share as determined under Rule 0-11 under the Exchange Act.

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BTCS Inc.

1901 North Moore Street, Suite # 700

Arlington, Virginia 22209

(248) 764-1084

EXPLANATORY NOTE

We are amending our Preliminary Information Statement on Schedule 14C because subsequent to filing, our Board of Directors and majority shareholders (as discussed further below) determined to implement a reverse stock split of our common stock at a ratio of 1-for-60, rather than the previously discussed reverse stock split proposed to be implemented at a ratio in the range of 1-for-35 and 1-for-50.

INFORMATION STATEMENT

We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

You are not being asked to approve anything. This Information Statement is being provided to you solely for your information.

GENERAL INFORMATION

Why am I receiving these materials?

This Information Statement is mailed or furnished to holders of record of the outstanding common and preferred stock of BTCS Inc., a Nevada corporation (the “Company”), in connection with the action by written consent of shareholder(s) taken without a meeting to amend the Company’s Articles of Incorporation (the “Charter”) to approve a reverse split or combination (the “Reverse Split”) while maintaining the same number of authorized shares of common stock. Under Nevada law, our board of directors can approve a reverse stock split if we proportionately reduce the authorized common stock; here we are effecting a Reverse Split and not changing the authorized common stock. You are urged to read this Information Statement carefully and in its entirety for a description of this amendment.

The date of this Information Statement is December 20, 2016 and it is first being mailed on or about December __, 2016. Pursuant to the Nevada Revised Statutes (the “NRS”), the Company is required to provide prompt notice to the shareholders who have not consented in writing.

The Board is not soliciting your proxy or consent in connection with the amendment to the Charter.

What action was taken by written consent?

We obtained written consent by the holder of the majority of the voting power of the Company’s capital stock (the “Voting Shareholder”), approving an amendment to the Charter to effect a Reverse Split in a ratio of 1-for-60, while maintaining the authorized common stock at 975,000,000 shares.

When is the record date?

The close of business on December 20, 2016 is the record date for the determination of shareholders entitled consent and to receive this Information Statement.

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What constitutes the voting power of the Company?

On the record date, there were (i) 952,756,004 shares of common stock outstanding and (ii) 100 shares of outstanding super voting preferred stock. Each share of BTCS common stock represents one vote and the preferred stock votes together with the common stock but is entitled to vote a majority of the voting power with respect to the Reverse Split. We will not implement the Reverse Split without complying with the Rule 10b-17 under the Securities Exchange Act of 1934 (the “Exchange Act”) which requires at least 10 days prior notice to the Financial Industry Regulatory Authority (“FINRA”). We intend to do so shortly on or about the time of the mailing of the Information Statement and will not effect the Reverse Split without FINRA approval.

What vote was obtained to approve the amendment to the Articles of Incorporation described in this Information Statement?

In accordance with Section 78.390 of the NRS, if the Board adopts a resolution to amend the Charter, an affirmative vote of a majority of the outstanding voting power entitled to vote is required. On December 20, 2016, the Board adopted this resolution to amend the Charter. On December 20, 2016, shareholder approval was obtained through the written consent of our Voting Shareholder. Therefore, a special meeting of the shareholders to approve the amendment to our Charter is unnecessary. If shareholders had been provided an opportunity to vote at a meeting, an affirmative vote of a majority of the outstanding voting power would also be required.

When will the Reverse Split become effective?

The Reverse Split will become effective on the date of filing of the Certificate of Amendment to our Charter with the office of the Secretary of State of the State of Nevada and obtaining FINRA approval. However, the Certificate of Amendment may not be filed until at least 20 calendar days after the mailing of this Information Statement.

We expect to file the Certificate of Amendment implementing the Reverse Split as soon as possible.

However, if the Company determines that the Reverse Split is no longer in the best interests of the Company and its shareholders, the Company reserves the right to abandon its plans to implement such action, notwithstanding having obtained shareholder approval.

Who is paying the cost of this Information Statement?

The entire cost of furnishing this Information Statement will be paid by the Company.

Does any person have an interest in the adoption of the Reverse Split?

 Charles Allen and Michael Handerhan, executive officers of the Company, are each owed a number of shares of common stock and warrants related to most favored nation clauses in connection with their 2015 investments in the Company. Upon effectuating the Reverse Split, Messrs. Allen and Handerhan will receive a total of approximately 119 million shares of common stock and be able to exercise 192 million warrants. Except for the issuances described in the preceding sentence, none of the officers or directors have any interest in the Reverse Split. In addition, three investment funds own approximately $1.4 million of principal outstanding convertible notes and warrants. The Company is in default with respect to these notes since it has no available common stock to permit conversion. Thus, the note holders will benefit from the Reverse Split. Further pursuant to a favored nations provision investors from the Company’s January 2015 and April 2015 financings are owed approximately 6.5 billion shares of common stock and 10.3 billion warrants which common shares may be reduced as a result of the 4.99% blocker in the amendments to the respective subscription agreements. Thus, the prior investors will benefit from the Reverse Split.

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AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE SPLIT IN A RATIO OF 1-FOR-60.

Our Board and the Voting Shareholder have approved an amendment to our Charter to effect a Reverse Split in a ratio of 1-for-60, and maintain our authorized common stock at 975,000,000 shares.

If the Reverse Split is implemented, the amendment will not change the number of shares of preferred stock that are authorized. The Reverse Split will have no effect on the par value of our common stock, and the number of our authorized shares of common stock would remain unchanged at 975,000,000. No fractional shares will be issued in connection with the Reverse Split. The proposed form of the amendment is attached as Annex A to this Information Statement.

Purpose of the Reverse Split

We may issue shares of capital stock to the extent such shares have been authorized under our Charter. Our Charter currently authorizes us to issue up to 975,000,000 shares of common stock and 20,000,000 shares of preferred stock. The Company currently has 13,000,000 shares of common stock held in treasury. There are presently 952,756,004 shares of the Company’s common stock outstanding, and the Company has issued and outstanding derivative securities exercisable and/or convertible into an additional 10.3 billion shares of common stock and is required to issue up to an additional 6.5 billion shares under other contractual obligations subject to certain ownership restrictions. Therefore, in order to comply with its contractual obligations, the Company must amend its Charter to effect the Reverse Split.

Additionally, although we have no agreements to issue common stock in the future, we expect that we will need additional shares of common stock to raise capital, grant options to existing and future Company employees as well as for other corporate purposes in order to grow our business.

On December 6, 2016 the Company raised $220,002 from the sale of $200,000 of convertible notes to three investment funds (the “December Notes”). The notes are due June 6, 2017 and are convertible at $0.002 a share subject to proportionate increase upon effectiveness of the Reverse Split. As further consideration for the December Notes, two of the investment funds cancelled $10,000 promissory notes. Under the terms of the December Notes, the Company is obligated within 90-days to use its best efforts to effect the Reverse Split or otherwise increase the authorized capital. Further, the December Note required the Company to designate a series of preferred stock with super voting power and issue it to an executive officer of the Company. In furtherance of that provision, the Company issued 100 shares of Series A Preferred Stock to Charles Allen, its Chief Executive Officer and a director. Mr. Allen is the Voting Shareholder who effected the written consent to approve the Reverse Split. The Certificate of Designation authorizing the issuance of the 100 shares of Series A Preferred Stock requires the Company to redeem the shares following the filing of the charter amendment for $100, which was the price paid by Mr. Allen.

Effects of the Reverse Split

Reduction in Total Outstanding Shares. The proposed Reverse Split will reduce the total number of outstanding shares of common stock by a factor based on the ratio of the split. The following table shows the number of shares of our common stock outstanding both before the Reverse Split and after the Reverse Split:

	Shares of Common Stock Outstanding Before the Reverse Split	Shares of Common Stock Outstanding After the Reverse Split

One-for-60 split	952,756,004	15,879,267

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Reduction of Shares Held by Individual Shareholders. After the effective date of the Reverse Split, each common shareholder will own fewer shares of our common stock. However, the Reverse Split will affect all of our common shareholders uniformly and will not affect any common shareholder’s percentage ownership interests in us, except to the extent that the Reverse Split results in any of our shareholders owning a fractional share as described below. As discussed further below, in lieu of issuing fractional shares, we will round up to the next whole share the number of shares issued to any shareholder who would otherwise be issued a fractional share. The number of shareholders of record will not be affected by the Reverse Split. However, if the Reverse Split is approved, it will increase the number of shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 shares of common stock. In some cases, the transaction costs will exceed the market value of the shares.

Change in Number and Exercise Price of Employee and Equity Awards. The Reverse Split will reduce the number of shares of common stock available for issuance under our equity plans and agreements in proportion to the split ratio. Under the terms of our outstanding equity and option awards, the Reverse Split will cause a reduction in the number of shares of common stock issuable upon exercise or vesting of such awards in proportion to the split ratio of the Reverse Split and will cause a proportionate increase in the exercise price of such awards to the extent they are stock options. The number of shares authorized for future issuance under our equity plans will also be proportionately reduced. The number of shares of common stock issuable upon exercise or vesting of stock option awards will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding. Warrant and other convertible security holders, if any, will also see a similar reduction of the number of shares such instruments are convertible into as stock option holders described above.

Regulatory Effects. Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the common stock under the Exchange Act or our obligation to publicly file financial and other information with the Securities and Exchange Commission. If the Reverse Split is implemented, our common stock will continue to trade on the OTCQB.

In addition to the above, the Reverse Split will have the following effects upon our common stock:

●	The number of shares owned by each holder of common stock will be reduced;

●	The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

●	The authorized common stock and the par value of the common stock will remain $0.001 per share;

●	The stated capital on our balance sheet attributable to the common stock will be decreased and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased;

●	All outstanding options, warrants, and convertible securities entitling the holders thereof to purchase shares of common stock, if any, will enable such holders to purchase, upon exercise thereof, fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the Reverse Split, at the same total price (but a higher per share price) required to be paid upon exercise thereof immediately preceding the Reverse Split;

●	As mentioned above, the Reverse Split may result in some shareholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Following the Reverse Split, shares of our common stock will continue to be fully paid and non-assessable. The shares of common stock after the Reverse Split will have the same voting rights. The rights to dividends and distributions and all other rights and obligations will be identical in all other respects to the shares of common stock prior to the Reverse Split.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See “Possible Anti-Takeover Effects of the Amendment to our Charter” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.

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Once we implement a Reverse Split, the share certificates representing the shares will continue to be valid. In the future, new share certificates will be issued reflecting the Reverse Split, but this in no way will affect the validity of your current share certificates. The Reverse Split will occur without any further action on the part of our shareholders. After the effective date of the Reverse Split, each share certificate representing the shares prior to the Reverse Split will be deemed to represent the number of shares shown on the certificate, divided by the split ratio. Certificates representing the shares after the Reverse Split will be issued in due course as share certificates representing shares prior to the Reverse Split are tendered for exchange or transfer to our transfer agent. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing new shares following the Reverse Split that are issued in exchange for share certificates issued prior to the Reverse Split representing old shares that are restricted shares will contain the same restrictive legend as on the old certificates. Also, for purposes of determining the term of the restrictive period applicable to the new shares after the Reverse Split, the time period during which a shareholder has held their existing pre-Reverse Split old shares will be included in the total holding period.

Possible Anti-Takeover Effects of the Amendment to our Charter

The proposed amendment to our Charter is not being recommended in response to any specific effort of which our Board is aware to obtain control of BTCS. Because the Company can issue 20,000,000 shares of preferred stock, our Board does not intend or view the proposed increase in authorized common stock as an anti-takeover measure. However, the ability of our Board to authorize the issuance of the additional shares of common stock that would be available if the proposed amendment is approved and adopted could have the effect of discouraging or preventing a hostile takeover. Under our Charter, our shareholders do not have preemptive rights with respect to our common stock. Thus, should our Board elect to issue additional shares, existing shareholders would not have any preferential rights to purchase any shares.

Procedure for Implementing the Reverse Split

The Reverse Split will become effective upon the filing of the Certificate of Amendment to our Articles with the Secretary of State of Nevada and approval by FINRA. The timing of the filing of the Certificate of Amendment that will effectuate the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. However, as discussed above, implementing the Reverse Split is a contractual obligation of the Company, and the Company intends to implement it as expeditiously as possible.

After the filing of the Certificate of Amendment, our common stock will have a new CUSIP number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

As soon as practicable after the Reverse Split, our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates for record holders (i.e., shareholders who hold their shares directly in their own name and not through a broker). Record holders of pre-Reverse Split shares will be asked to surrender to the transfer agent certificates representing pre-Reverse Split shares in exchange for a book entry with the transfer agent or certificates representing post-Reverse Split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

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For street name holders of pre-Reverse Split shares (i.e., shareholders who hold their shares through a broker), your broker will make the appropriate adjustment to the number of shares held in your account following the effective date of the Reverse Split.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Issuance of Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Split. Instead, shareholders who otherwise would be entitled to receive fractional shares, upon surrender to the exchange agent of such certificates representing such fractional shares, will be entitled to receive a certificate representing the number of shares they would otherwise be entitled to rounded up to the next whole share.

Accounting Matters

The par value per share of our common stock will remain unchanged at $0.001 per share after the Reverse Split. As a result, on the effective date of the Reverse Split, the stated capital on our consolidated balance sheet attributable to common stock will be reduced and the additional paid-in-capital account will be increased by the amount by which the stated capital is reduced. Per share net income or loss will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Reverse Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your own particular situation.

The following is a summary of important tax considerations of the Reverse Split. It addresses only shareholders who hold the pre-Reverse Split shares and post-Reverse Split shares as capital assets. It does not purport to be complete and does not address shareholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, mutual funds, foreign shareholders, shareholders who hold the pre-Reverse Split shares as part of a straddle, hedge, or conversion transaction, shareholders who hold the pre-Reverse Split shares as qualified small business stock within the meaning of Section 1202 of the Internal Revenue Code of 1986, as amended (the “Code”), shareholders who are subject to the alternative minimum tax provisions of the Code, and shareholders who acquired their pre-Reverse Split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not address tax considerations under state, local, foreign, and other laws. Furthermore, we have not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the Reverse Split.

The Reverse Split is intended to constitute a reorganization within the meaning of Section 368 of the Code. Assuming the Reverse Split qualifies as reorganization, a shareholder generally will not recognize gain or loss on the Reverse Split. The aggregate tax basis of the post- Reverse Split shares received will be equal to the aggregate tax basis of the pre-Reverse Split shares exchanged, and the holding period of the post-Reverse Split shares received will include the holding period of the pre-Reverse Split shares exchanged.

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No gain or loss will be recognized by us as a result of the Reverse Split.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

No Appraisal Rights

Shareholders have no rights under the NRS or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Split.

Voting Securities and Principal Holders Thereof

The following table sets forth the number of shares of our common stock beneficially owned as of the record date by (i) those persons known by us to be owners of more than 5% of our common stock, (ii) each director, (iii) our named executive officers and (iv) all of our executive officers and directors of BTCS as a group. Unless otherwise specified in the notes to this table, the address for each person is: c/o BTCS Inc., 1901 North Moore Street, Suite # 700, Arlington, Virginia 22209.

Title of Class	Beneficial Owner	Amount of Beneficial Ownership (1)	Percent of Class (1)
Directors and Executive Officers:

Common Stock	Charles Allen (2)	34,488,284	3.6%
Series A Preferred Stock	Charles Allen (2)	100	100%
Common Stock	Michal Handerhan (3)	27,780,121	2.9%

Common Stock	All directors and executive officers as a group (2 persons)	62,268,405	6.5%

5% Stockholders:

Common Stock	CIII Holdings, LLC (4)	72,645,804	7.6%

* Less than 1%.

(1) Beneficial Ownership. Applicable percentages are based on 952,756,004 shares of common stock outstanding as of the record date. Beneficial ownership is determined under the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, and preferred stock currently exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The table includes shares of common stock, preferred stock, options, and warrants exercisable or convertible into common stock and vested or vesting within 60 days. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

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(2) Allen. Mr. Allen is an executive officer and a director. Includes 218,334 shares of common stock underlying warrants. The common stock does not include 100 shares of Series A Preferred Stock of which Mr. Allen is the beneficial owner of all of the outstanding shares and represents a majority of the voting power solely for the purpose of voting on the Reverse Split or an increase in authorized common stock; otherwise the Series A Preferred Stock has no voting rights except as may be required by law. Also, does not include shares and warrants due to Mr. Allen as a result of a most favored nation clause included in his 2015 investments which have not been issued as a result of the lack of authorized capital.

(3) Handerhan. Mr. Handerhan is an executive officer and a director. Includes 218,334 shares of common stock underlying warrants. Does not include shares and warrants due to Mr. Handerhan as a result of a most favored nation clause included in his 2015 investments which have not been issued as a result of the lack of authorized capital.

(4) CIII Holdings. Address is 65 Comstock Hill Road, Norwalk, CT, 06850. Charles E. Cheever, III has voting and investment power over the reported shares.

Where You Can Find More Information

You can read and copy any materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Delivery of Documents to Security Holders Sharing an Address

If you and one or more shareholders share the same address, it is possible that only one Information Statement was delivered to your address. Any registered shareholder who wishes to receive a separate copy of the Information Statement at the same address now or in the future may call the Company at (248) 764-1084, email ir@btcs.com, or mail a request to receive separate copies to BTCS Inc., 1901 North Moore Street, Suite # 700, Arlington, Virginia 22209, Attention: Corporate Secretary, and we will promptly deliver the Information Statement to you upon your request. Shareholders who received multiple copies of this Information Statement at a shared address and who wish to receive a single copy may direct their request to the same address.

By Order of the Board of Directors

/s/ Charles Allen
Charles Allen
Chief Executive Officer

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Annex A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

Article III, Section I of the Articles of Incorporation is hereby amended by adding the following paragraphs:

Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each sixty (60) shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the “Reverse Stock Split”). Each holder of a certificate or certificates that immediately prior to the Reverse Split Date represented outstanding shares of Old Common Stock (the “Old Certificates”) will be entitled to receive, upon surrender of such Old Certificates to the Company for cancellation, a certificate or certificates (the “New Certificates”, whether one or more) representing the number of whole shares (rounded up to the nearest whole share) of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Reverse Split Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued. In lieu of any such fractional shares of New Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Company for cancellation, a New Certificate representing the number of shares such shareholder would otherwise be entitled to rounded up to the next whole share. If more than one Old Certificates shall be surrendered at one time for the account of the same shareholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Company determines that a holder of Old Certificates has not tendered all his, her or its certificates for exchange, the Company shall carry forward any fractional share until all certificates of that holder have been presented for exchange. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer. From and after the Reverse Split Date, the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of New Common Stock and the $0.001 par value of each such share.

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